Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lori Anello, Principal Financial and Accounting Officer, Investment Pools of Invesco Specialized Products, LLC, the Sponsor of Invesco CurrencyShares® British Pound Sterling Trust (the “Trust”), hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Trust’s Quarterly Report on Form 10-Q for the period ended September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;
(2)
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Trust; and
(3)
This certification accompanies the report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Trust under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of such report), irrespective of any general incorporation language contained in such filing.

Dated: November 5, 2026	/s/ Lori Anello
Lori Anello
Principal Financial and Accounting Officer,
Investment Pools